EXHIBIT 5.1
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                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]


                                    January 23, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: Loews Corporation, Registration No. 333-73138
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Ladies and Gentlemen:

      We have acted as special counsel for Loews Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3, registration number 333-73138 (the "Registration Statement"), first filed with the Securities and Exchange Commission on November 9, 2001, relating to the issuance of 35,966,250 shares of Carolina Group common stock, par value $0.01 per share (the "Carolina Group tracking stock"), registered under the Securities Act of 1933, as amended (the "Securities Act").

      As counsel, we have examined the Registration Statement and such other documents, records and other matters as we have deemed necessary or appropriate in order to give the opinions set forth herein.

      In giving the opinions contained herein, we have relied upon representations of officers of the Company and certificates of public officials with respect to the accuracy of the material factual matters addressed by such representations and certificates. We have assumed the genuineness of all signatures or instruments submitted to us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

      We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York.

      Based upon and subject to the foregoing, it is our opinion that:

      1. the Company is a duly organized and validly existing corporation under the laws of the State of Delaware;

      2. the issuance of the Carolina Group tracking stock has been duly authorized by appropriate corporate action of the Company; and
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      3.    when (i) the amendment to the Company's certificate of incorporation approved by the stockholders of the Company at a meeting held on January 4, 2002 is properly filed with the Secretary of State of the State of Delaware and (ii) the Carolina Group tracking stock has been issued and delivered pursuant to a sale in the manner described in the Registration Statement, such Carolina Group tracking stock will be validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,



                                   /s/ WACHTELL, LIPTON, ROSEN & KATZ